Exhibit 10.68

FLORIDA INVESTMENT

AND MANAGEMENT CONSULTING

Via Fax: 239-403-7722

Certified Diabetic Services, Inc.

c/o Lowell Fisher

3030 Horseshoe Drive

Naples, Florida 34101

September 28, 2007

Cypress Lake Professional Center/ Unit 8/ Lease

Dear Lowell:

According to the lease agreement the monthly rent as of November 1, 2007 will be as follows:

Base Rent:	$ 1,042.88
CAM:	$ 262.50 (unchanged)
Total:	$ 1,305.38
6% Sales Tax:	$ 78.32
Grand Total:	$ 1,383.70

Please adjust the monthly rent payment accordingly.

Thank you for your cooperation. If you have any questions, please call me under 239-432-9311.

Sincerely,

FLORIDA INVESTMENT

AND MANAGEMENT CONSULTING, INC.

STEPHAN A. BURKARD

- President -

FLORIDA INVESTMENT AND MANAGEMENT CONSULTING, INC.

A LICENSED REAL ESTATE AND MORTGAGE BROKERAGE COMPANY

11340 LONGWATER CHASE COURT * FORT MYERS, FLORIDA * USA * TEL.: (239)432-9311 * FAX (239) 432-1526